EXHIBIT 99.1


                                 REVOCABLE PROXY
                                    OLDE PORT
                              BANK & TRUST COMPANY



[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD _______ ___, 1998

   The undersigned hereby appoints _________ and __________ and each of them, with full power of substitution in each, proxies and agents of the undersigned to vote at the Special Meeting of Shareholders of Olde Port Bank & Trust Company (the "Bank"), to be held at the Bank's offices at 501 Islington Street, Portsmouth, New Hampshire, on __________, 1998, at 10:00 a.m., and at any adjournment thereof, all shares of common stock of the Bank which the undersigned would be entitled to vote if personally present for the following matters.

   The Board of Directors unanimously recommends a vote FOR the following:

                                                    For    Against      Abstain
                                                     [_]     [_]          [_]
1.  TO APPROVE AND ADOPT A
    PLAN AND AGREEMENT OF
    MERGER, dated as of February 10,
    1998 by and between New England Community Bancorp, Inc. and the Bank, including the Merger Agreement attached thereto.

2. To transact such other business as may properly come before the special meeting.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Proxy Statement.

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.




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Please be sure to sign and date
     this Proxy in the box below.                      Date

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Shareholder sign above          Co-holder (if any) sign above----

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                [ARROW] Detach above card, sign, date and mail in
                     postage paid envelope provided. [ARROW]
                         OLDE PORT BANK & TRUST COMPANY

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